NOTICE OF THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 12, 2016

TO THE HOLDERS OF COMMON SHARES
Notice is hereby given that the Annual General and Special Meeting (the "Meeting") of the holders of common shares ("Common Shares") of TransGlobe Energy Corporation ("TransGlobe" or the "Company") will be held on the 3rd Floor of Centennial Place West, Bow River Room, 250 5th Street S.W. Calgary, Alberta, on Thursday, May 12, 2016, at 3:00 p.m. (Calgary time), for the following purposes:

1.
to receive and consider the consolidated financial statements of the Company for the fiscal year ended December 31, 2015 and the Report of the Company's Independent Registered Public Accounting Firm thereon;

2.	to fix the number of directors of the Company to be elected at the Meeting at eight (8);

3.	to elect the directors of the Company for the ensuing year;

4.	to appoint Deloitte LLP as auditors of the Company and to authorize the directors to fix their remuneration as such;

5.	to consider and, if deemed advisable, to approve an advisory resolution to accept the Company's approach to executive compensation;

6.
to consider and, if deemed advisable, to pass an ordinary resolution approving a new stock option plan for the Company and all unallocated options under such stock option plan, as more particularly described under "Matters to be acted upon at the Meeting - Approval of New Stock Option Plan " in the accompanying management information circular and proxy statement dated April 1, 2016 (the "Information Circular"); and

7.	to transact such further and other business as may properly come before the Meeting.
The nature of the business to be transacted at the Meeting is described in further detail in the accompanying Information Circular.
The record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting is March 30, 2016. Shareholders of the Company whose names have been entered in the register of shareholders at the close of business on that date will be entitled to receive notice of and to vote at the Meeting, provided that, to the extent a shareholder transfers the ownership of any of such shareholder's Common Shares after such date and the transferee of those Common Shares establishes that the transferee owns the Common Shares and requests, not later than 10 days before the Meeting, to be included in the list of shareholders eligible to vote at the Meeting, such transferee will be entitled to vote those Common Shares at the Meeting.
A shareholder may attend the Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Meeting or any postponement or adjournment thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Meeting or any postponement or adjournment thereof. To be effective, the enclosed proxy must be mailed so as to reach or be deposited with the Company's transfer agent and registrar, Computershare Trust Company of Canada ("Computershare"): (i) by mail using the enclosed return envelope or one addressed to Computershare Trust Company of Canada, 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1; (ii) by hand delivery to Computershare Trust Company of Canada, 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1; (iii) by phone at 1-866-732-VOTE (8683) ((312) 588-4290 outside of North America); (iv) through the internet at www.investorvote.com (detailed instructions are included with your proxy materials); or (v) scan the QR code on the proxy and follow the instructions in each case not later than forty-eight (48) hours (exclusive of Saturdays, Sundays and statutory holidays in the Province of Alberta) prior to the time of the Meeting or any postponement or adjournment thereof.
The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

The persons named in the enclosed form of proxy are directors and/or officers of the Company. Each shareholder has the right to appoint a proxyholder other than such persons, who need not be a shareholder, to attend and to act for such shareholder and on such shareholder's behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder's appointee should be legibly printed in the blank space provided.
In the event of a strike, lockout or other work stoppage involving postal employees, all documents required to be delivered by a shareholder of the Company should be delivered by facsimile to Computershare at 1-866-249-7775.
DATED at Calgary, Alberta this 1st day of April, 2016.
BY ORDER OF THE BOARD OF DIRECTORS

(signed) "Ross G. Clarkson"

President and Chief Executive Officer